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                                                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 2000 relating to the consolidated financial statements, which appears in Lattice Semiconductor Corporation's Transition Report on Form 10-K for the nine months ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 19, 2000 relating to the financial statement schedule, which appears in such Transition Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Portland, Oregon
January 31, 2001